Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 Nos. 333-163926, 333-234229 and 333-271175) pertaining to the Landec Corporation 2009 Stock Incentive Plan;
(2)Registration Statements (Form S-8 Nos. 333-193213 and 333-221039) pertaining to the Landec Corporation 2013 Stock Incentive Plan;
(3)Registration Statement (Form S-1 No. 333-271176) pertaining to the registration of up to 12,667,486 shares of common stock, including (i) 627,746 issued and outstanding shares of common stock and (ii) 12,039,740 shares of common stock issuable upon the conversion of shares of Series A Convertible Preferred Stock;

of our reports dated March 19, 2024, with respect to the consolidated financial statements of Lifecore Biomedical, Inc. and the effectiveness of internal control over financial reporting of Lifecore Biomedical, Inc. included in this Annual Report (Form 10-K) of Lifecore Biomedical, Inc. for the year ended May 28, 2023.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
March 19, 2024